Exhibit 15(iv) under Form N-1A
                                           Exhibit 1(ii) under Item 601/Reg. S-K
                                    EXHIBIT Z
                                     to the
                                Distribution Plan

                          World Investment Series, Inc.
                       Federated Global Equity Income Fund
                                 Class A Shares


     This Distribution Plan is adopted by between World Investment Series, Inc. with respect to the Class of Shares of the Federated Global Equity Income Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Class A Shares of Federated Global Equity Income Fund held during the month.

         Witness the due execution hereof this ____ day of _______, 1997.



                                    World Investment Series, Inc.


                                    By: /s/
                                    President

                                   EXHIBIT AA
                                     to the
                                Distribution Plan

                          World Investment Series, Inc.
                       Federated Global Equity Income Fund
                                 Class C Shares


     This Distribution Plan is adopted by between World Investment Series, Inc. with respect to the Class of Shares of the Federated Global Equity Income Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75% of the average aggregate net asset value of the Class C Shares of Federated global Equity Income Fund held during the month.

         Witness the due execution hereof this _____ day of ________, 1997.



                                    World Investment Series, Inc.


                                    By: /s/
                                    President